CONSULTING AGREEMENT

THIS AGREEMENT dated effective as of the 1st day of September, 2014.

BETWEEN:
JEAN ARNETT of 121 - 3989 Henning Drive, Burnaby, BC V5C 6P8
(hereinafter called the “Consultant”) OF THE FIRST PART
AND:

SPORTS ASYLUM, INC., a company incorporated under the laws of the State of Nevada, having an address located at 4575 Dean Martin Drive, Suite 2206, Las Vegas, NV  89103
(hereinafter called the “Company”)

OF THE SECOND PART
WHEREAS the Company wishes to engage the Consultant, and the Consultant wishes to act for the Company, as an independent consultant to assist and advise the Company in its business development efforts on the terms and conditions set forth herein,

THIS AGREEMENT WITNESSES THAT in consideration of the premises and mutual covenants contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound hereby, agree as follows:

1.	CONSULTING SERVICES

1.1 The Company hereby engages the Consultant to provide the Consulting Services to the Company in accordance with the terms and conditions of this Agreement and the Consultant hereby accepts such engagement.

1.2 The Consultant agrees to assist and advise the Company in its business development efforts (the “Consulting Services”).  The Consultant will report directly to the Company’s Chief Executive Officer.

1.3 The Consultant shall devote a minimum of 100 hours per month in performing the Consulting Services to the Company.  The Consultant shall have discretion in selecting the dates and times that it performs the Consulting Services throughout the month, provided that the Consultant shall give due regard to the needs of the Company.

1.4 The Consultant will at all times be an independent contractor and the Consultant will not be deemed to be an employee of the Company.  The Consultant shall be responsible for all taxes or deductions as required to by remitted in the Consultant’s country of domicile.

1.5 In rendering the Consultant Services under this Agreement, the Consultant shall conform to high professional standards of work and business ethics.  At no time during the tenure of this Agreement will the Consultant engage in any action or activity that would bring the reputation of the Company into ill repute.

1.6 The Consultant shall perform the Consulting Services personally, and shall not engage any other person to provide the Consulting Services to the Company without the prior written consent of the Company.

1.7 During the term of this Agreement, the Consultant will not engage in any “promotional activities” as that term is defined in Canadian Multilateral Instrument 51-105, Issuers Quoted in the US Over-the-Counter Markets as may be amended from time to time (“MI 51-105”).  For clarity, as of the date hereof, “promotional activities” is currently defined in MI 51-105 as follows:

“promotional activities” means activities or communications, by or on behalf of an issuer, that promote or could reasonably be expected to promote the purchase or sale of securities of the issuer, but does not include any of the following:

(a)	the dissemination of information or preparation of records in the ordinary course of the business of the issuer

(i)	to promote the sale of products or services of the issuer, or (ii) to raise public awareness of the issuer;

(b)	activities or communications necessary to comply with the requirements of

(i)	the securities legislation of any jurisdiction of Canada;

(ii)	the securities laws of any foreign jurisdiction governing the issuer;

(iii)	any exchange or market on which the issuer’s securities trade.”

1.8	The Consultant is not authorized to speak for, represent, or obligate the Company in any manner without the prior written consent of the Company.

2.	CONSULTING FEE AND REIMBURSEMENT OF EXPENSES

2.1 During the Term, the Company shall pay the Consultant a consulting fee in consideration for the Consulting Services equal to $12,500 CAD per month (the "Consulting Fee").

2.2 The Consulting Fee is to be paid as of September 1, 2014, and thereafter on the first business day of each calendar month during the Term.

2.3 In addition to paying the Consulting Fee and upon the submission of proper vouchers and other authorizations in accordance with the Company’s expense and reimbursement policies and procedures as may exist from time to time, the Company will reimburse the Consultant for all normal and reasonable travel and other specific expenses incurred by the Consultant during the Term and in connection with the performance by the Consultant of the Consulting Services.

3.	TERM OF SERVICES

3.1 This Agreement shall be effective as of the date first written out above, and shall continue for a period of two (2) consecutive months thereafter (the “Term”).  Thereafter, the Term will extend on a month-to-month basis until terminated by the Company or the Consultant on one (1) month’s prior written notice or until the death or disability of the Consultant.  The Term may be shortened or extended by the mutual agreement of the Consultant and the Company.

3.2 On termination of this Agreement for any reason, all rights and obligations of each party that are expressly stated to survive termination or continue after termination will survive termination and continue in full force and effect as contemplated in this Agreement.

4.	PARTIES BENEFITED; ASSIGNMENTS

4.1 This Agreement shall be binding upon, and inure to the benefit of, the Consultant, his heirs and his personal representative or representatives, and upon the Company and its successors and assigns. Neither this Agreement nor any rights or obligations hereunder may be assigned by the Consultant.

5.	NOTICES

5.1 Any notice required or permitted by this Agreement shall be in writing, sent by registered or certified mail, return receipt requested, or by overnight courier, addressed to the Company at its then principal office, or to the Consultant at the address set forth in the preamble, as the case may be, or to such other address or addresses as any party hereto may from time to time specify in writing for the purpose in a notice given to the other parties in compliance with this Section 5.  Notices shall be deemed given when delivered.

6.	GOVERNING LAW

6.1 This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia and each party hereto adjourns to the jurisdiction of the courts of the Province of British Columbia.

7.	REPRESENTATIONS AND WARRANTIES

7.1 The Consultant represents and warrants to the Company that (a) the Consultant is under no contractual or other restriction which is inconsistent with the execution of this Agreement, the performance of his duties hereunder or other rights of Company hereunder, and (b) the Consultant is under no physical or mental disability that would hinder the performance of his duties under this Agreement.

8.	MISCELLANEOUS

8.1 This Agreement contains the entire agreement of the parties relating to the subject matter hereof.

8.2 This Agreement supersedes any prior written or oral agreements or understandings between the parties relating to the subject matter hereof.

8.3 No modification or amendment of this Agreement shall be valid unless in writing and signed by or on behalf of the parties hereto.

8.4 A waiver of the breach of any term or condition of this Agreement shall not be deemed to constitute a waiver of any subsequent breach of the same or any other term or condition.

8.5 This Agreement is intended to be performed in accordance with, and only to the extent permitted by, all applicable laws, ordinances, rules and regulations. If any provision of this Agreement, or the application thereof to any person or circumstance, shall, for any reason and to any extent, be held invalid or unenforceable, such invalidity and unenforceability shall not affect the remaining provisions hereof and the application of such provisions to other persons or circumstances, all of which shall be enforced to the greatest extent permitted by law.

8.6 The headings in this Agreement are inserted for convenience of reference only and shall not be a part of or control or affect the meaning of any provision hereof.

8.7 This Agreement may be executed in one or more counter-parts, each of which so executed shall constitute an original and all of which together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties have duly executed and delivered this Agreement as of the date first written above.

/s/ Jean Arnett
JEAN ARNETT

SPORTS ASYLUM, INC. by its authorized signatory:

/s/ Frank E. McEnulty
Frank E. McEnulty, Chief Executive Officer